Exhibit 99.1

MEDIA RELEASE	FOR IMMEDIATE RELEASE – February 3, 2020

Contact:

Robin Gantt

Chief Financial Officer

Northwest Pipe Company
360-397-6325 • rgantt@nwpipe.com

Northwest Pipe Company Announces Acquisition of Geneva Pipe Company, Inc.

The leader in water transmission pipe acquired the Utah-based precast concrete manufacturer for $49.4 million

VANCOUVER, Washington: Northwest Pipe Company (Nasdaq: NWPX), an industry leader of engineered pipeline systems for water infrastructure, has acquired Geneva Pipe Company, Inc. (“Geneva”), a concrete pipe and precast concrete products manufacturer based in Utah. The transaction closed on January 31, 2020, and was funded with cash on hand and debt.

This acquisition expands Northwest Pipe Company’s water infrastructure product capabilities by adding additional reinforced concrete pipe capacity and a full line of precast concrete products including storm drains and manholes, catch basins, vaults, and curb inlets as well as innovative products that extend the life of concrete pipe and manholes for sewer applications. Geneva, previously a privately held company, has around 140 employees and had revenues of approximately $43 million in 2019. Jefferies LLC advised Northwest Pipe Company.

Operations will continue with their current management and workforce at Geneva’s three Utah manufacturing facilities located in Salt Lake City, Orem, and St. George. Founded in Orem in 1956, the company has been an integral part of infrastructure development in Utah and the Intermountain West.

“The acquisition of Geneva, which we expect to be immediately accretive to our financial results, is a significant step in the continuous growth of our Company in serving a wider spectrum of the water infrastructure market. By expanding into stormwater and wastewater manufacturing, we are strategically growing our firm,” said Scott Montross, President and CEO of Northwest Pipe Company. “This transaction creates a stronger company while expanding our product offering to meet the robust demand created by our country’s aging infrastructure.”

Transaction Conference Call – Northwest Pipe Company will host a conference call on February 7, 2020 at 7 am PST to discuss the transaction. To listen to the slide presentation and live audio webcast, visit the Northwest Pipe Company website, www.nwpipe.com, on the Investor Relations page. For those unable to listen to the live audio webcast, a replay will be available approximately one hour after the event on the Investor Relations page.

Page 2 • Northwest Pipe Company

About Northwest Pipe Company – Founded in 1966, Northwest Pipe Company is the largest manufacturer of engineered steel water pipeline systems in North America. The Company produces high-quality engineered steel water pipe, bar-wrapped concrete cylinder pipe, Permalok® steel casing, as well as various linings, coatings, joints, and one of the largest offerings of fittings and specialized components in North America. Northwest Pipe Company provides solution-based products for a wide range of markets including water transmission, water and wastewater plant piping, trenchless technology, and pipeline rehabilitation. Strategically positioned to meet growing water and wastewater infrastructure needs, the Company is headquartered in Vancouver, Washington, and has manufacturing facilities across North America. Please visit www.nwpipe.com for more information.

Forward-Looking Statements – Statements in this press release by Scott Montross are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, changes in tariffs and duties imposed on imports and exports and related impacts on the Company, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate Geneva and other acquisitions into its business and operations and achieve significant administrative and operational cost synergies and accretion to financial results, the impacts of the Tax Cuts and Jobs Act of 2017, the adequacy of the Company’s insurance coverage, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and natural disasters, and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

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